                                FIRST AMENDMENT
                                      TO
                         COLLATERAL SERIES SUPPLEMENT

     This FIRST AMENDMENT, dated as of July 19, 2001 (this "Amendment"), is to
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the Collateral Series Supplement, dated as of December 1, 2000 (the "Series
                                                                     ------
Supplement"), among Spiegel Credit Corporation III, a Delaware corporation, as
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Seller, First Consumers National Bank, a national banking association, as
Servicer, and The Bank of New York (as successor-in-interest to the corporate trust administration of Harris Trust and Savings Bank), as Trustee under the Amended and Restated Pooling and Servicing Agreement dated as of December 13, 1994 (as amended, the "Agreement") among Seller, Servicer and the Trustee.
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Unless otherwise defined herein, capitalized terms used herein have the meanings ascribed to such terms in the Series Supplement.

     WHEREAS, Seller, Servicer and Trustee desire to amend the Series Supplement in certain respects set forth below;

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.   Amendment to Series Supplement. The parties hereto agree that the
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representations, warranties and covenants set forth in Schedule 1 attached to
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this Amendment shall be a part of the Collateral Series Supplement for all purposes.

2.   Conditions. In accordance with Section 13.1 of the Agreement, the foregoing
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amendment shall become effective as  of the date first written above upon (i)
the execution of this Amendment by the Seller, the Servicer and the Trustee,
(ii) the consent to this Amendment by the Insurer and (iii) the satisfaction of the conditions set forth in Section 13.1 of the Agreement.

3.   Miscellaneous.  As herein amended, the Series Supplement shall remain in
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full force and effect and is hereby ratified and confirmed in all respects.
This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.

4.   Governing Law. This Amendment shall be construed in accordance with the
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laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

IN WITNESS WHEREOF, Seller, Servicer and Trustee have caused this Amendment to be duly executed by their respective officers as of the date first written above.


                               SPIEGEL CREDIT CORPORATION III, as Seller


                               By: /s/ John R. Steele
                                   Title:  Vice President

                               THE BANK OF NEW YORK (successor-in-interest to the corporate trust administration of Harris Trust and Savings Bank), as Trustee


                               By: /s/ Robert D. Foltz
                                   Title:  Authorized Agent


                               FIRST CONSUMERS NATIONAL BANK,
                               as Servicer


                               By: /s/ John R. Steele
                                   Title:  Vice President



Acknowledged and Accepted:

MBIA INSURANCE CORPORATION

By: /s/ Lisa A. Wilson
    Title:  Assistant Secretary

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

                                  Schedule 1

                    PERFECTION REPRESENTATIONS, WARRANTIES
                                 AND COVENANTS

     (a) In addition to the representations, warranties and covenants contained in the Pooling and Servicing Agreement, Seller hereby represents, warrants and covenants to the Trust as follows as of July 19, 2001:

          (1) The Agreement creates either (A) a valid transfer to the Trust of all right, title and interest of Seller in, to and under the Receivables conveyed to the Trust pursuant to Section 2.1 of the Agreement, and such property will be held by the Trust free and clear of any Lien, except for
     (w) the interests of the Trustee and the Certificateholders, (x) Liens permitted pursuant to paragraph (a) (3) below, or (y) the interests of the
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     Seller as holder of the Exchangeable Seller Certificate or (B) a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Receivables in favor of the Trust, which is enforceable with respect to existing Receivables in the Accounts on July 19, 2001, and, with respect to Receivables thereafter arising in the Accounts at the time such Receivables arise. If the Agreement constitutes the grant of a security interest to the Trust in the Receivables, such security interest is, and in the case of Receivables created after July 19, 2001, upon the creation thereof will be, prior to all other Liens (other than Liens permitted pursuant to paragraph (a) (3) below).
                                      -----------------

          (2) The Receivables constitute "accounts" within the meaning of the applicable Uniform Commercial Code.

          (3) Immediately prior to the conveyance of the Receivables pursuant to the Agreement, Seller owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person; provided that nothing in this paragraph
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     (a) (3) shall prevent or be deemed to prohibit Seller from suffering to
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     exist upon any of the Receivables any Liens for any taxes if such taxes shall not at the time be due and payable or if FCNB or Seller, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (4) Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trust under the Agreement in the Receivables arising in the Accounts.

          (5) Other than the transfer of the Receivables to the Trust pursuant to the Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. Seller has not authorized the

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

     filing of and is not aware of any financing statements against Seller that include a description of collateral covering the Receivables.

          (6) Seller is not aware of any judgment, ERISA or tax lien filings against Seller.

          (7) Notwithstanding any other provision of the Agreement, the representations and warranties set forth in this Schedule 1 shall be
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     continuing, and remain in full force and effect, until such time as all
     Investor Certificates have been finally and fully paid.

     (b) Trustee covenants that it shall not, without satisfying the Rating Agency Condition, waive a breach of any representation or warranty set forth in this Schedule 1.
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     (c)  Seller and Servicer covenant that, in order to evidence the interests of Seller and the Trust under the Agreement, Seller and Servicer shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected by the Servicer in accordance with this paragraph (c)) as may be necessary or advisable (including, without
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limitation, such actions as are requested by Trustee) to maintain and perfect, as a first priority interest, Seller's or the Trust's security interest in the Receivables. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Trustee for Trustee to authorize (based in reliance on the Opinion of Counsel hereinafter provided for) the Servicer to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases or any other filings necessary or advisable to continue, maintain and perfect the Seller's and the Trust's respective security interests in the Receivables as a first-priority interest (each a "Filing"). Servicer shall present each such Filing to the Trustee
         ------
together with (x) an Opinion of Counsel to the effect that such Filing (i) is consistent with the grant of the security interest to the Seller pursuant to the Receivables Purchase Agreement and/or the grant of the security interest to the Trust pursuant to the Agreement, as applicable, (ii) satisfies all requirements and conditions to such Filing in the Receivables Purchase Agreement and/or the Agreement, as applicable, and (iii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for Trustee's signature. Upon receipt of such Opinion of Counsel and form of authorization, Trustee shall promptly authorize in writing the Servicer to, and Servicer shall, effect such Filing under the Uniform Commercial Code without the signature of FCNB, Seller or Trustee where allowed by applicable law. Notwithstanding anything else in the Receivables Purchase Agreement or the Agreement to the contrary, Servicer shall not have any authority to effect a Filing without obtaining written authorization from the Trustee in accordance with this paragraph (c)
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